2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1 of our audit report dated April 23, 2014 relative to the financial statements of Readaboo, Inc. as of March 31, 2014 and for the period from Inception (September 11, 2014) through March 31, 2014.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

July 25, 2014